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                                                                    EXHIBIT 10.5

                                                           [ENGLISH TRANSLATION]

                       LOAN CONTRACT FOR CONSIGNMENT LOAN

                           Agricultural Bank of China

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                       LOAN CONTRACT FOR CONSIGNMENT LOAN

                             (Sanfeng Branch) Nong Yin Wei Jie Zi (2006) No. 001

     Borrower (full name): Baoding Tianwei Yingli New Energy Resources Co., Ltd. Lender (full name): Agricultural Bank of China, Baoding Sanfeng Branch

     The Lender, under consignment of consignor Baoding Yingli Group Co., Ltd. (full name), in accordance with Consignment Contract for Consignment Loan in No. (Sanfeng Branch) Nong Yin Wei Tuo Zi (2006) No. 001 and Consignment Loan Notice in No. (Sanfeng Branch) Nong Yin Wei Tong Zi (2006) No. 001, extends a consignment loan to the Borrower. In accordance with relevant laws and regulations of the State, upon discussion, both parties agree to enter into this
Contract:

     Article 1 the Lender extends a consignment loan to the Borrower as follows:

     1. Amount of the Loan: (Currency Unit and Amount be in words): Renminbi one hundred and twenty five million.

     2. Usage of the Loan: to purchase original materials.

     3. Calculation and Payment of Interests: the annual interest rate is 5.58%. Interest shall be counted from on the date when the Lender transfers the Loan and shall be paid on (month/quarter) basis. The interest shall be paid as the principal is repaid. With respect to adjustment of interest rate, after discussion between the Lender and the Consignor, the Consigner may notify the Borrower in writing to go through procedures for interest rate adjustment.

     4. Duration of the Loan: from September 30, 2006 to March 30, 2007, 6 months in total.

     5. In case that the amount, date of lending or date of repaying of the loan under this Contract is inconsistent with loan certificate, the latter shall prevail. The loan certificate is a part of this Contract.

     Article 2 The Borrower shall open a general saving account with the Lender for usage, repayment and interest payment relevant to the loan under this Contract. The principal and interest to be collected by the Lender as provided by this Contract or in advance may be deducted and collected directly from such account.

     Article 3 The Borrower shall repay the principal with interest in accordance with agreed schedule.

     Article 4 The Loan under this Contract is secured by a guarantor acceptable to the Consigner and the type of security is credit guarantee. The Guarantee Contract is executed separately. In case of mortgage or pledge, the Borrower shall go through legal procedures like registration and/or


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insurance and such security or insurance shall continue to be valid, otherwise the Lender shall be entitled to refuse to transfer the Loan under this Contract.

     Article 5 Within duration of this Contract, the Lender shall have the right to check the use of the loan and the Borrower shall, upon request by the Lender, provide to the Lender its financial statement or other relevant materials.

     Article 6 Expenses for attorney service fee, insurance, transportation, appraisal, registration, custodian, certification or notarization relevant to this Contract and security hereunder shall be born by the Borrower.

     Article 7 After this Contract comes into effect, unless agreed otherwise, any party that needs to amend or terminate this Contract shall obtain written consent by the Consigner. Both parties shall achieve agreement by discussion.

     Article 8 Breach of Contract

     1. In case that the Borrower fails to use the loan as provided by this Contract, fund risk caused shall be born by the Borrower. Meanwhile, the Lender shall be entitled to stop provision of loan, collect in advance part or all provided amount and charge a penalty interest rate of thirty percents of the interest rate agreed in this Contract towards the part used in breach until the principal and interest are repaid.

     2. To make earlier repayment, the Borrower shall obtain written consent by the Consigner.

     3. In case that the Borrower fails to repay the principal within the period agreed in this Contract, the Lender may charge a penalty interest rate of fifty percents of the interest rate agreed in this Contract towards the part in delay until the principal and interest are repaid.

     4. Within duration of the loan, in case that the Borrower or the guarantor fails to repay the principal and interest on time or cannot provide other security acceptable to the Consignor, the Lender shall be entitled to terminate this Contract upon request of the Consigner and collect the loan.

     5. The Lender may charge a compound interest upon unpaid interest unpaid by the Borrower in accordance with requirements of People's Bank of China.

     Article 9 Miscellaneous

     [INFORMATION MISSING IN THE ORIGINAL DOCUMENT]

     Article 10 Settlement of Disputes

     Any dispute arising in implementation of this Contract may be settled through discussion


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between the parties or by way of the first choice below:

     1. litigation. Governed by people's court for the place of the defendant's domicile;

     2. arbitration. Submitted to arbitration by _____________________________ (full name of arbitration institution) in accordance with its arbitration rules.

     During the litigation or arbitration, provisions of this Contract that are not in dispute shall be implemented.

     Article 11 This Contract shall come into effect on the date when both parties sign or stamp hereon.

     Article 12 This Contract is executed with three original copies, each of which is held by the Borrower, the Lender and the Consigner respectively. Three copies shall have the same effect.

     Article 13 Suggestion

     The Lender has suggested the Borrower pay attention to full and proper understanding of printed provisions of this Contract and has made explanation upon request of the Borrower. The parties executing this Contract have consistent understanding regard the meaning of this Contract.


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Baoding Tianwei Yingli New Energy Resources Co., Ltd.
(Corporate Seal)

Legal Representative or authorized representative:


/s/ Zhao Mingji
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Agricultural Bank of China Baoding Sanfeng Branch
(Corporate Seal)

Responsible person or authorized representative:


/s/ Zhao Sijun
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Date of execution: September 25, 2006
Place of execution: Sanfeng Branch

     The Consigner hereby testifies: it has received this Loan Contract for Consignment Loan and has no disagreement to any provision.

Signature or seal of the Consigner:

Baoding Yingli Group Co., Ltd.
(Corporate Seal)

Legal Representative or authorized representative:


/s/ Miao Liansheng
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(Seal)

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